        As filed with the Securities and Exchange Commission on May 14, 1998

                                              Registration No.  333-12683

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                            AMERICAN EXPRESS COMPANY
             (Exact name of registrant as specified in its charter)


           New York                               13-4922250
        (State or other                        (I.R.S. Employer
         jurisdiction                         Identification No.)
      of incorporation or
         organization)


                                200 Vesey Street
                            New York, New York 10285
                              (Address of principal
                               executive offices)

                          -----------------------------

                          1989 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                          -----------------------------

                             LOUISE M. PARENT, ESQ.
                            Executive Vice President
                               and General Counsel
                            American Express Company
                                200 Vesey Street
                            New York, New York 10285
                     (Name and address of agent for service)
                         -------------------------------


                                 (212) 640-2000
          (Telephone number, including area code, of agent for service)


===============================================================================

                              EXPLANATORY STATEMENT

         A total of 23,700,000 common shares of American Express Company (the "Company") were registered by Registration Statement on Form S-8 (Registration No. 333-12683) for issuance under the Company's 1989 Long-Term Incentive Plan (the "1989 Plan"). On April 27, 1998, the shareholders of the Company approved the 1998 Incentive Compensation Plan (the "1998 Plan"), which replaced the 1989 Plan. 17,970,000 common shares of the Company which were registered and available for issuance in connection with the 1989 Plan have not been issued under the 1989 Plan. Pursuant to instruction E to Form S-8 and the interpretation of the Securities and Exchange Commission (the "Commission") set forth at page 113 of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations, dated July 1997, these
17,970,000 shares are carried forward and deemed covered by the Registration Statement on Form S-8 with respect to the 1998 Plan filed on the date hereof. A registration fee of $276,923.90 was paid with respect to such 17,970,000 common shares at the time of the original filing of the Registration Statement on Form S-8, filed with the Commission on September 25, 1996.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registration Statement on Form S-8, File No. 333-12683, is incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of May, 1998.

                                               AMERICAN EXPRESS COMPANY
                                               (Registrant)

                                               By /s/ Stephen P. Norman
                                                  ---------------------
                                                   Stephen P. Norman
                                                   Secretary

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             *                                             *
------------------------------             ------------------------------
Harvey Golub                               Charles W. Duncan, Jr.
Chairman, Chief Executive                  Director
Officer and Director

/s/ Kenneth I. Chenault                                    *
------------------------------             ------------------------------
Kenneth I. Chenault                        Beverly Sills Greenough
President, Chief Operating                 Director
Officer and Director

             *
------------------------------             ------------------------------
Richard Karl Goeltz                        F. Ross Johnson
Vice Chairman and                          Director
Chief Financial Officer

             *
------------------------------             ------------------------------
Daniel T. Henry                            Vernon E. Jordan, Jr.
Senior Vice President and                  Director
Comptroller

             *
------------------------------             ------------------------------
Daniel F. Akerson                          Jan Leschly
Director                                   Director

             *                                             *
------------------------------             ------------------------------
Anne L. Armstrong                          Drew Lewis
Director                                   Director

             *                                             *
------------------------------             ------------------------------
Edwin L. Artzt                             Frank P. Popoff
Director                                   Director

             *
-----------------------------
William G. Bowen
Director

*By:  /s/ Stephen P. Norman
      ---------------------
      Stephen P. Norman
      (As Attorney-In-Fact)
      May 14, 1998